CONSULTING AND CONFIDENTIALITY AGREEMENT

This Consulting and Confidentiality Agreement (hereinafter the “Agreement”) is made and entered into by and between High Sierra Technologies, Inc., a Nevada Corporation and any successors in interest that it may have (hereinafter “HST”) having its principal place of business at 2560 Greensboro Drive, Reno 89509, and John Mentaberry having his offices at 6015 S. Virginia Street, Suite E480, Reno, NV 89502  (hereinafter the “Consultant”) to be binding and effective as of June 15, 2019.

RECITALS

A.  WHEREAS, HST is a Corporation organized under the laws of the State of Nevada and is engaged in the business of: (i) licensing any and all technologies and intellectual property, of any nature whatsoever, owned by HST or that HST has acquired rights thereto; (ii) engaging in the growing, harvesting and processing of any and all agricultural products, of any nature whatsoever; and (iii) engaging in the design and manufacturing of any and all machinery and/or equipment to be used in the growing, harvesting and processing of any and all agricultural products, of any nature whatsoever.

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B.

WHEREAS, the Consultant is engaged, or is to be engaged, by HST, as an independent contractor, and, as such, will have access to certain sensitive trade secrets and confidential information including, but not limited to, certain intellectual property owned, or developed, by HST, pricing information, marketing information, marketing and sales techniques, financial records, technical information, sales data, customer data and computer systems of HST that, but for such engagement, the Consultant would not have access to.

C.

WHEREAS, the Consultant and HST desire to enter into this Agreement and to establish certain of the terms and conditions of the Consultant’s engagement with HST and the Consultant’s obligations to HST in relation to HST’s trade secrets and confidential information, both as defined herein.

D.

WHEREAS, the Consultant agrees and acknowledges that its engagement by HST constitutes adequate and satisfactory consideration for the obligations of the Consultant under this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements herein contained, the parties hereto hereby agree as follows.

ARTICLE I

ENGAGEMENT

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1.1

Engagement / Independent Contractor Status.    HST hereby agrees to engage the Consultant, solely as an independent contractor, and the Consultant hereby agrees to render services to HST including, but not limited to, managing the industrial hemp growing operations located on 200 acres of the Consultant’s property located in McDermitt, Nevada and all aspects, of any nature whatsoever, related thereto. The parties to this Agreement expressly understand, agree and intend that the Consultant shall be an independent contractor and not an agent or employee of HST for any purpose whatsoever. None of the benefits, of any nature whatsoever, normally provided by an employer to its employees, including but not limited to, workers compensation insurance and unemployment insurance, shall be available from HST to the Consultant nor shall the Consultant have any expectation of said benefits.  HST is interested only in the results to be obtained under this Agreement; the manner and means of handling the Consultant’s obligations hereunder shall be under the sole and exclusive control of the Consultant.

l.2

Term.    The initial term of this Agreement shall be from June 15, 2019 to December 31, 2019 (the “Term”).  Annually, this Agreement shall renew automatically unless either party gives written notice to the other party of their intention not to renew this Agreement no less than thirty (30) days prior to the expiration of the Term or any extension thereof.  During the Term of this Agreement the Consultant and/or HST may elect to terminate the consulting relationship created herein in accordance with the provisions of Article III hereof.  Notwithstanding anything to the contrary set forth herein, the consulting relationship created herein may also terminate automatically based on the provisions of Article III hereof.

ARTICLE II

CONSULTING FEES AND EXPENSES

2.1

Fees.    (a) HST shall pay the Consultant, and the Consultant shall accept from HST as full payment for the Consultant’s services rendered hereunder, fees as set forth in Section 2.1 (b), below.  The Consultant expressly understands and agrees that it shall be solely liable for any tax liability, of any nature whatsoever, related to the payment of said fees and/or contributions or withholdings for Income Taxes, Medicare, Social Security or any other employment related tax.  The Consultant hereby covenants and agrees to indemnify and hold HST harmless from any such tax liabilities and/or contributions to such tax liabilities and/or employment related taxes.

(b)

(i)  The Consultant has received advance payments in the sum of $31,000.00. The receipt of which is hereby acknowledged and affirmed.

(ii) Commencing with the month of June, 2019, the Consultant shall be paid a monthly fee of $2,000.00 per month to be paid on the last day of each month of the Term hereof, of any extension thereto.

(c)

HST shall, upon receipt of invoices for the Consultant’s reasonable expenses, reimburse the Consultant for all such expenses within ten (10) days of the receipt of such invoices.

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ARTICLE III

TERMINATION OF ENGAGEMENT

3.1

Early Termination.  At anytime following the effective date hereof, either party or parties may terminate this Agreement prior to its natural expiration upon giving the other party or parties thirty (30) days prior written notice.  In the event of such early termination, HST shall pay any fees or expenses owed to the Consultant under Article II, above, within ten (10) days of its receipt of invoices for such fees or expenses owed to the Consultant.

3.2

Termination on Death of Consultant. This Agreement and the consulting relationship created herein will terminate automatically upon the death of the Consultant. At such time the parties hereto shall have no further obligations to one another of any nature whatsoever, including, without limitation, any duty to preserve the confidentiality of any trade secrets or confidential information, both as defined below.

3.3

Termination on Dissolution of HST. This Agreement and the consulting relationship created herein will terminate automatically upon the dissolution of HST or any other event that causes HST, or any of its successors and assigns, to cease its business activities or its existence as a business entity. At such time the parties hereto shall have no further obligations to one another of any nature whatsoever, including, without limitation, any duty to preserve the confidentiality of any trade secrets or confidential information, both as defined below.

ARTICLE IV

TRADE SECRETS AND CONFIDENTIAL INFORMATION

4.1  Nature of Trade Secrets.  During the course of the Consultant’s engagement, the Consultant may receive, develop, otherwise acquire, have access to or become acquainted with trade secrets or other confidential information relating to the business of HST.  In this regard, the Consultant understands and agrees that the term “trade secret(s)”, as used in this Agreement, shall include, but not be limited to, all confidential information, or any other material relating to the business of HST that HST, in its sole discretion, deems to be a “trade secret(s)”.  The term “trade secret(s)”, as used in this Agreement, shall not include any information which (i) is already in the Consultant’s possession, provided that such information is not subject to another confidentiality agreement or other obligation of secrecy to HST or another party, or (ii) becomes generally available to the public other than as a result directly or indirectly of a disclosure by the Consultant, or (iii) becomes available to the Consultant on a nonconfidential basis, from a source other than HST or its advisors, provided that such source is not bound by a confidentiality agreement or other obligation of secrecy to HST or another party.

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4.2

  Confidential Information and Trade Secrets.    If it is at any time determined by a court of competent jurisdiction that any of the items or information identified in Section 4.1, above, is, in whole or in part, not entitled to protection as a trade secret, such items and/or information shall nevertheless be considered to be, and treated as, confidential information that is protected by this Agreement, and the law, to the maximum extent permitted by law. The Consultant understands and acknowledges that all trade secrets and such confidential information, or any copy, transcription, extract or summary thereof, whether originated or prepared by or for the Consultant or otherwise coming into the Consultant’s knowledge, possession or control, is and shall remain, the exclusive property of HST.  The term “confidential information”, as used in this Agreement, shall not include any information which (i) is already in the Consultant’s possession, provided that such information is not subject to another confidentiality agreement or other obligation of secrecy to HST or another party, or (ii) becomes generally available to the public other than as a result directly or indirectly of a disclosure by the Consultant, or (iii) becomes available to the Consultant on a nonconfidential basis, from a source other than HST or their advisors, provided that such source is not bound by a confidentiality agreement or other obligation of secrecy to HST or another party.

4.3   Non-Disclosure.    The Consultant shall not, at any time whatsoever, either during the term of this Agreement and for a period of two (2) years following the termination of the Consultant’s engagement with HST, disclose to others, either directly or indirectly, or take or use for the Consultant’s own competitive purposes or the competitive purposes of others, either directly or indirectly, any trade secret, or any confidential information, knowledge, data or know how of HST.  The Consultant understands and acknowledges that these restrictions shall also apply to (l) trade secrets, confidential information, knowledge, data and know how conceived or belonging to third parties that are in the Consultant’s possession, and (2) trade secrets, confidential information, knowledge, data and know how conceived, originated, discovered or developed by the Consultant within the scope of the Consultant’s engagement. The Consultant understands and acknowledges that this obligation applies not only to technical information, but also to any business information that HST, in its sole discretion, deems to be a trade secret and/or confidential information.

4.4

  Special Relief.    The Consultant understands and acknowledges that the trade secrets and confidential information of HST are of a special, unique, unusual, extraordinary intellectual character, which gives them a particular value, the loss of which cannot be reasonably compensated in damages in an action at law.  The Consultant understands and acknowledges that in addition to any other rights or remedies that HST may possess, HST shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by the Consultant.

4.5

 Conflicts of Interest.    If the Consultant is involved, directly or indirectly, in an activity that presents a potential or actual conflict of interest, as reasonably determined by HST, by virtue of the Consultant’s engagement with HST, the Consultant shall not enter into such activity unless the Consultant has the express written permission of HST. If the Consultant has any doubts as to whether a potential or actual conflict of interest is involved, the Consultant must advise HST of such doubts before undertaking the activity.  HST shall make the final decision as to whether such a conflict or potential conflict exists in its reasonable discretion.

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4.6   Return of Property.    The Consultant understands and acknowledges that all manuals, notes, audio and visual presentations, records, files, documents, reports, books, drawings, designs, tools, equipment, plans, proposals, marketing and sales plans and records, lists, video tapes and products, and any other materials relating to HST’s business, including, but not limited to, materials relating to participants or potential participants in HST’s workshops or seminars that come into the Consultant’s possession by reason of the Consultant’s engagement by HST are the exclusive property of HST regardless of who purchased the materials and shall not be treated in any way that is or may be adverse to HST’s interests.  The Consultant shall not deliver, transfer, reproduce, copy or transmit any such property of HST to any third party nor cause such occurrence, without the specific direction or consent of an officer of HST.  Upon the termination of the Consultant’s engagement, or whenever required by HST, Consultant shall immediately deliver to HST all property or materials in the Consultant’s possession or under the Consultant’s control belonging to HST including, but not limited to, trade secrets, confidential information and property of HST.  If the Consultant purchased any such material with its funds HST will reimburse the Consultant for the cost of material immediately upon its return.

4.7

  Special Relief.    The Consultant understands and acknowledges that the trade secrets and confidential information of HST are of a special, unique, unusual, extraordinary intellectual character, which gives them a particular value, the loss of which cannot be reasonably compensated in damages in an action at law.  The Consultant understands and acknowledges that in addition to any other rights or remedies that HST may possess, HST shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by the Consultant.

4.8

  Protection of Customers and Other Relationships.  For the term of this Agreement and for the period of two (2) years following the termination of the Consultant’s engagement with HST, the Consultant shall not, either directly or indirectly, call on, solicit or take away or assist to be called on, solicited or taken away, any of the customers, employees, consultants or independent contractors of HST on whom the Consultant called or with whom the Consultant became acquainted during the Consultant’s engagement with HST either for the Consultant’s own benefit, or for the benefit of any other person, firm or corporation.  The Consultant shall not disclose the name of any customer, sales representative, consultant, independent contractor or employee of HST to any third party, unless the disclosure occurs during the Consultant’s engagement with HST and is reasonably required by the Consultant’s engagement with HST or is required by an order of a court of competent jurisdiction.

4.9

  Outside Publications.    The Consultant shall obtain written permission to publish or cause to be published any article, book, textbook, play, tape recordings, video production or any other form of communication concerning HST or the business of HST.  HST shall grant or withhold this permission in its sole discretion.  The Consultant, by its execution hereof, hereby grants HST a non-exclusive license, in perpetuity, to use the Consultant’s name and likeness for such purposes as HST deems, in its sole discretion, to be in its best interests and necessary for the furtherance of the business of HST. Expressly excluded from the provisions of this Section 4.9 are any permissions required for any article, book, textbook, play, tape recordings, video

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production or any other form of communication concerning HST or the business of HST that is required to be published by the Consultant in the course of its engagement or for the furtherance of the business and best interests of HST.

4.10  Non-Interference.    The Consultant shall not, for the Term of this Agreement and for the period of two (2) years following the termination of the Consultant’s engagement with HST, damage, impair or interfere with the business of HST in any manner, including, without limitation, inducing a consultant or an independent contractor to sever that person’s relationship with HST or disrupting HST’s relationships with its customers, agents, consultants, independent contractors, representatives or vendors, or otherwise.  Furthermore, for term of this Agreement and for the period of two (2) years following the termination of the Consultant’s engagement with HST, the Consultant shall not disrupt, damage, impair or interfere with the business of HST by way of inducing an employee to leave the employ of HST.

ARTICLE V

MISCELLANEOUS

5.1

 Entire Agreement.   This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all other agreements, communications, understandings, promises, stipulations, arrangements, whether any of the same are either oral or in writing, or express or implied, between the parties hereto with respect to the subject matter hereof.  No change to or modification of this Agreement shall be valid or binding unless the same shall be in writing and signed by the Consultant and HST.

5.2

 Waivers.    A waiver of any provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provision in the future.  Furthermore, the failure of a party to insist upon strict adherence to any term of this Agreement, or to object to any failure to comply with any provision of this Agreement, shall not (a) be a waiver of that term or provision; (b) estop that party from enforcing that term or provision; or (c) preclude that party from enforcing that term or provision by laches.  The receipt of a party of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

5.3

  Severability.   In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, in any respect, by a court of competent jurisdiction, then any such provision shall be deemed to be stricken from this Agreement and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

5.4   Assignment. No party or parties to this agreement shall not have the right to assign any of its rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties.  Any attempt, by any of the parties hereto, to assign its

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rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties shall be void and of no force and effect.

5.5   Successors and Assigns.    Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the heirs, executors, legal representatives, administrators, successors and assigns of such party, as if in every case so expressed.

5.6

  Applicable Law.   This Agreement and each provision and condition contained herein shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement shall be the appropriate forum located in Washoe County, Nevada.

5.7

  Context.  In this Agreement whenever the context so requires, the masculine gender shall include the feminine and/or neuter, and any singular reference shall include the plural.

5.8

  Time.  Time is of the essence in this Agreement and each and every provision hereof.

5.9  Captions.    Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto.  Any such caption or heading shall not be deemed a part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

5.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.  A facsimile signature, electronic mail signature or electronic signature shall be deemed to be an original signature having the same force and effect as an original signature.

5.11  Attorneys’ Fees.   Should a dispute arise between any of the parties hereto regarding the meaning of this Agreement, the enforcement of this Agreement or any claim or dispute related to this Agreement, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

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IN WITNESS WHEREOF, the parties hereto expressly acknowledge that they have read this Agreement, have had the opportunity to obtain the advice of the legal counsel of their choice, fully understand it, and have freely and voluntarily entered into this Agreement with the express intention to be bound hereby as of the day and date first above written.

High Sierra Technologies, Inc., a Nevada Corporation

By:   /s/ Gregg W. Koechlein

Dated:  June 15, 2019

Gregg W. Koechlein, its Chief Operating Officer

By:   /s/ John Mentaberry

Dated:  June 15, 2019

John Mentaberry

HST.Mentaberry Cons. Agmt. Rev. 1:  6/15/2019